Exhibit 99.1

g8wave Holdings, Inc. Completes Acquisition of g8wave, Inc. and $2,675,000 Private Placement

BOSTON - August 16, 2007 - g8wave Holdings, Inc., formerly International Food and Wine Consultants, Inc. (the “Company”), today announced that on August 13, 2007, it acquired all of the issued and outstanding capital stock of g8wave, Inc. in a reverse-merger transaction. In conjunction with the acquisition, the Company completed a private placement of 1,783,262 shares of its common stock and warrants to purchase 891,631 shares of its common stock, for total gross proceeds of $2,675,000. The combined company will operate under the name g8wave Holdings, Inc. and with the proceeds of the offering will continue the business of g8wave, Inc. as its only line of business. Additional details of these transactions can be found in the Company's Current Report on Form 8-K, filed with the Securities Exchange Commission on August 14, 2007.

g8wave, Inc. is a leading integrated mobile media company that operates at the intersection of mobile communities and brands. The Company builds and supports mobile communities, creates and distributes interactive content and provides mobile marketing applications and services to mobile subscribers worldwide. g8wave, Inc. has a global distribution reach through its relationships with mobile operators and aggregators that include Orange, O2, Vodafone and T Mobile among others. g8wave, Inc. was formed in the UK in 1996 as part of the Phoenix Media/Communication Group, a 40-year old, converged media organization based in Boston and will operate out of offices in Boston, Massachusetts, and London, England.

“The completion of this merger and private placement will enable us to broaden our investor base and accelerate our growth in the mobile media marketplace,” said Habib Khoury, President and Chief Executive Officer of g8wave Holdings, Inc. “With the rapid growth of mobile marketing services worldwide, we believe there is a tremendous demand for innovative high-quality mobile services that engage consumers with brands. Our scaleable technology platform and robust applications, combined with our relationships with several of the world’s largest wireless carriers, advertising agencies, brands and musical artists, position us to be a leader in the delivery of mobile services.”

Going forward, the Company intends to leverage its position to generate branded content, mobile advertising and promotions revenues and introduce additional value-added services for large social and branded communities and advertisers targeting mobile users. The Company intends to also continue to build its proprietary database of user preferences and profiles to offer customized mobile experiences.

About g8wave Holdings, Inc.:

g8wave Holdings, Inc. is a leading integrated mobile media company and a global provider of interactive entertainment, social networking/community services and mobile marketing services. The Company provides services in the following areas: mobile content distribution services, mobile marketing applications and consulting, and mobile community development services. For more information about g8wave Holdings, Inc., visit www.g8wave.com.

Forward Looking Statement Disclaimer

The statements contained in this press release contain certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are those detailed in the Company’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our filings with the Securities and Exchange Commission for a discussion of such risks.

Contact:
Mr. Crocker Coulson, President	Mr. Habib Khoury, President & CEO
CCG Investor Relations Inc.	g8wave Holdings, Inc.
Phone: 646-213-1915 (New York)	Phone: 617-859-3360 (Boston)
Email: crocker.coulson@ccgir.com	Email: habib@g8wave.com

Media Contact :
Ms. Saskia Sidenfaden, Senior Media Executive
CCG Investor Relations Inc.
Phone : 646-213-2822 (New York)
Email : saskia.sidenfaden@ccgir.com

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